Exhibit 10.8

Amendment to Employment Agreement

THIS AMENDMENT (“Amendment”), dated as of July 1, 2009, to the Employment Agreement, dated as of July 1, 2000 and amended as of July 1, 2002,  November 16, 2005 and December 31, 2008 (the “Agreement”), between The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), and Leonard A. Lauder, a resident of [omitted], (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company are parties to the Agreement;

WHEREAS, the Company and the Executive wish to amend the Agreement to reflect the mutually agreed upon changes;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.                                       Effectiveness.  All changes to the Agreement set forth in this Amendment shall be effective as of July 1, 2009, assuming continued employment by the Executive as of such date.

2.                                       Title and Duties.  Section 1 of the Agreement shall be amended such that there will be no obligation of the Company to sustain and continue the Executive’s election as Chairman of the Board.  Section 2(a) shall be amended to add the following sentence to the end thereof:  From and after July 1, 2009, Executive shall serve the Company as Chairman Emeritus.

3.                                       Base Salary.  Section 3(a) of the Agreement shall be amended by to read in its entirety as follows:

As compensation for all services to be rendered pursuant to this Agreement and as payment for the rights and interests granted by the Executive hereunder, the Company shall pay or cause any of its subsidiaries to pay the Executive a per diem of $10,000, provided, however, that the maximum amount that may be earned in any Contract Year is $900,000.  For purposes of the remainder of this Agreement, Base Salary shall mean the amounts payable to the Executive for his services in the applicable Contract Year.

4.                                       Miscellaneous.

a.                                       Except as provided above, all other terms and conditions of the Agreement shall remain the same.

b.                                      Capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement, except to the extent the term is modified herein.

c.                                       This Amendment shall be subject to, and governed by, the laws of the State of New York applicable to contracts made and to be performed therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

THE ESTÉE LAUDER COMPANIES INC.

/s/Leonard A. Lauder	By:	/s/Amy DiGeso
Leonard A. Lauder	Name:	Amy DiGeso
	Title:	Executive Vice President –
Global Human Resources